                                                                                                                        Exhibit 11.1

                                                FAIR, ISAAC AND COMPANY, INCORPORATED
                                                  COMPUTATION OF EARNINGS PER SHARE
                                                (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                           Nine-Months Ended                 Three-Months Ended
                                                                                June 30                            June 30
                                                                       -------------------------           -------------------------
                                                                        1997              1996              1997              1996
                                                                       -------           -------           -------           -------
Primary Earnings Per Share:

Weighted Average Common Shares
       Outstanding                                                      12,659            12,380            12,703            12,392

Dilutive effect of outstanding options
       (as determined by  the
        treasury stock method)                                             439               360               420               353
                                                                       -------           -------           -------           -------

Weighted Average Common Shares,
       as Adjusted                                                      13,098            12,740            13,123            12,745
                                                                       =======           =======           =======           =======

Net Income                                                             $13,732           $12,196           $ 4,155           $ 4,298
                                                                       =======           =======           =======           =======

Primary Earnings per Share                                             $  1.05           $  0.96           $  0.32           $  0.34
                                                                       =======           =======           =======           =======



Fully Diluted Earnings Per Share:

Weighted Average Common Shares
       Outstanding                                                      12,659            12,380            12,703            12,392

Dilutive effect of outstanding options
       (as determined by the
        treasury stock method)                                             640               467               538               379
                                                                       -------           -------           -------           -------

Weighted Average Common Shares,
       as Adjusted                                                      13,299            12,847            13,241            12,771
                                                                       =======           =======           =======           =======

Net Income                                                             $13,732           $12,196           $ 4,155           $ 4,298
                                                                       =======           =======           =======           =======

Fully Diluted Earnings Per Share                                       $  1.03           $  0.95           $  0.31           $  0.34
                                                                       =======           =======           =======           =======


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